UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2005

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 30, 2005, Mirant Corporation (“Mirant”), Mirant Services, LLC and Edward R. Muller (“Muller”) entered into an employment agreement (the “Agreement”) related to Mr. Muller’s employment as President and Chief Executive Officer of Mirant.  The Agreement contains the following material terms:

•                  The term of the Agreement is from September 30, 2005 through September 30, 2008, with automatic successive one-year renewals on the same terms and conditions unless either party provides the other party with 90 days prior notice of its election not to renew.

•                  Muller’s annual base salary (“Base Salary”) is $1 million.

•                  Muller will be eligible to earn an annual bonus under Mirant’s short-term incentive program (“Annual Bonus”) as described in a Form 8-K filed by Mirant on February 24, 2005.  Muller’s target bonus percentage is 100% of his Base Salary (at the annual rate in effect at the start of the fiscal year) (“Target Bonus”), with a maximum Annual Bonus in an amount equal to 200% of his Base Salary (at the annual rate in effect at the start of the fiscal year).

•                  Muller shall receive a combination of restricted stock units that are to be settled in common stock of Mirant (“Common Stock”) and options to purchase Common Stock with an aggregate economic value of $12 million, $6 million of such grant to be made ten days following Mirant’s emergence from bankruptcy protection and the remaining $6 million to be made 45 days following Mirant’s emergence from bankruptcy protection.

•                  Beginning with fiscal year 2007 and for each fiscal year thereafter, Muller shall be eligible to receive additional equity-based compensation under Mirant’s long- term incentive plan in effect at the time of such award.

•                  In the event of Muller’s termination of employment by Mirant without cause (as defined in the Agreement), by reason of the failure of Mirant to offer to renew the Agreement on terms that are based on competitive practices for companies of comparable size and standing in the same industry or by Muller for good reason (as defined in the Agreement), Muller shall receive an amount equal to two times Base Salary plus two times Target Bonus; provided that if such termination of employment occurs during the period beginning six months before and ending two years following a change of control (as defined in the Agreement), the applicable multiplier shall be three and Muller’s actual Annual Bonus for the year preceding the change of control shall be used if higher than his Target Bonus.

A copy of the Agreement is attached as Exhibit 10.1.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 30, 2005, A.W. Dahlberg was replaced as Chairman of the Board of Directors of Mirant.  He remains a director of Mirant.

On September 30, 2005, S. Marce Fuller resigned as President and Chief Executive Officer of Mirant.  She remains a director of Mirant.

On September 30, 2005, Edward R. Muller, 53, was elected Chairman, President and Chief Executive Officer of Mirant.  Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a California-based independent power producer, from 1993-2000.  He is a director of GlobalSantaFe Corp.  The material terms of his employment agreement are described in Item 1.01.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Name
10.1	Employment Agreement, dated September 30, 3005, between Mirant Corporation, Mirant Services, LLC and Edward R. Muller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 30, 2005

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)